Exhibit 99.1

HCP REIT HIRES INTERNAL PROPERTY MANAGEMENT TEAM

Houston, TX, November 6, 2006 /PRNewswire-FirstCall/ -- HCP REIT, which owns 37 commercial properties in Texas, today announced that six executives have joined the company to form the nucleus of its internal property management and leasing group.

Chairman and Interim CEO James (Jim) Mastandrea of HCP REIT reported that Valerie King, vice president of property management, Audra Bentley, vice president of leasing, and Greg Belshiem, vice president, human resources, who were associated with the prior organization, which was under contract to advise and manage the REIT, have joined HCP REIT. The REIT has internalized its property management in preparation for eventually achieving a stock exchange listing.

In addition, three specific property group managing directors were named: Brian Harbuck will be managing director of industrial leasing; Jim Patton will be managing director of office leasing and Gary Triplett will be managing director of retail leasing

Chairman and Interim CEO James (Jim) Mastandrea of HCP REIT said, "We are ushering in a new era of prosperity at HCP REIT. These are excellent experienced executives. Because of their familiarity with the properties and the marketplace, we expect the transition to being a self-administered REIT to be seamless."

"We expect to add more people and to improve the profitability and efficiency of the operations," he added.

Valerie King, vice president, property management, is responsible for property management and property management services, including budgets for the 37 properties. Prior to joining HCP REIT, Valerie was vice president, property management, for the former advisor for six years. Before that she held property management positions with Helmsley Spear National Real Estate and Trammel Crow Companies. She reports to Chairman and Interim CEO James (Jim) Mastandrea.

Audra Bentley, vice president, leasing, who is responsible for the leasing of office, industrial and retail properties, was formerly vice president of leasing for Hartman Management LLC. In her 16-year career in commercial real estate, she has held senior leasing and property management positions with Anchor Executive Center and HQ Global Workplace, among other companies. She reports to Chairman and Interim CEO James (Jim) Mastandrea.

Greg Belshiem, vice president, human resources, who is responsible for human resources, benefits and employee relations, has more than 25 years related experience in a variety of industries. Prior to joining HCP REIT, he was director of human resources for HCP REIT's former advisor. He reports to Chairman and Interim CEO James (Jim) Mastandrea.

Brian Harbuck is managing director, industrial leasing, responsible for leasing the industrial portfolio's 12 properties in the Houston-metro area. He was associated with the former advisory organization, where he was senior industrial leasing agent. Harbuck has more than eight years of experience in commercial real estate leasing office, retail and industrial properties. He reports to Audra Bentley.

Jim Patton joins HCP REIT as director of office leasing, responsible for leasing the office properties in Houston and Dallas, TX. He was a leasing agent for the former advisor. He has also been a landlord representative in the commercial real estate business. Prior to his entry into commercial real estate, Patton was director of business development for a multinational software company and has held several senior level sales positions in the oil and environmental sectors. He reports to Audra Bentley.

Gary Triplett, managing director, retail leasing, is responsible for leasing the retail portfolio of 18 properties in Houston and San Antonio. With more than 25 years of experience in commercial real estate, he has specialized in retail project leasing and tenant representation for the past 13 years. Prior to joining HCP REIT, Triplett was manager of retail leasing for the advisor. He reports to Audra Bentley.

ABOUT HCP REIT (HARTMAN COMMERCIAL PROPERTIES)
HCP REIT, Houston, is a "value added" public, non-traded REIT, which owns and manages 37 commercial properties in Texas. Its mission is to create value by buying "C" and "B" class properties and/or underdeveloped properties and capitalizing on their potential through its internalized leasing, managing, and developing expertise. For more information go to http://www.hcpreit.com

Forward-Looking Statements
This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.

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